Exhibit 10.6

OFFICE PURCHASE AGREEMENT (English Summary)

Date:	July 31, 2002

Seller:	IT’S TV Co., Ltd., located at 7th Floor, Daelim Acrotown Building No. C (Daelim Acrotel) 467-6 Dogok-dong, Kangnam-ku, Seoul, Korea

Purchaser:	Webzen Inc., located at 6th Floor, Daelim Acrotown Building No. C (Daelim Acrotel) 467-6 Dogok-dong, Kangnam-ku, Seoul, Korea

Property:

Building: 20,323.5 square feet, including exclusive area (8,990.4 square feet) and common use areas, located at Suite No. 401, 4th Floor, Daelim Acrotown Building No. C (Daelim Acrotel) 467-6 Dogok-dong, Kangnam-ku, Seoul, Korea

Land: 155,560 square feet, located at 467-6 Dogok-dong, Kangnam-ku, Seoul, Korea (125.391/14000.4 ownership)

Fixtures: All fixtures including electricity and gas facilities

Sales Price:	(Won)3,319,800,000 plus value added tax

Payment:	(Won)700,000,000 on July 31, 2002 (Won)300,000,000 on August 7, 2002 (Won)2,000,000,000 on February 28, 2003 (Won)319,800,000 plus value added tax on March 31, 2003

Transfer of Title:	Title to the Property shall be transferred upon (i) the third installment of Sales Price and (ii) the record of title transfer on the real property registry.(1)

Possession:	Purchaser shall take possession of the Property upon full payment of Sales Price.

(1)	Webzen Inc. is recorded as owner of the Property on March 26, 2003.